                        Filed Pursuant to Rule 424(b)(3)
                           Registration No. 333-49980

                              PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED DECEMBER 7, 2000)

                             TRANSWITCH CORPORATION

                 $460,000,000 4 1/2% Convertible Notes Due 2005

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     7,428,640 Shares of Common Stock Issuable Upon Conversion of the Notes

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This prospectus supplement relates to resales by selling securityholders of:

     o  our 41/2% Convertible Notes Due 2005 and

     o  our common stock into which the notes are convertible

This prospectus supplement should be read in conjunction with the prospectus dated December 7, 2000, which is to be delivered with this prospectus supplement.

             SEE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS
                    TO READ ABOUT FACTORS YOU SHOULD CONSIDER
                  BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

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Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The information in the table appearing in the prospectus under the heading "Selling Securityholders" is superseded in part by the information appearing in the following table:

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                                  NOTES OWNED    NOTES    SHARES OWNED   SHARES
                                   PRIOR TO     OFFERED     PRIOR TO    THAT MAY
SECURITYHOLDER                   THE OFFERING    HEREBY     OFFERING     BE SOLD
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The Putnam Advisory Company, LLC
 on behalf of
 Museum of Fine Arts, Boston       $4,000        $4,000        --          64
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          The date of this prospectus supplement is January 2, 2002.